UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________________

FORM 8-K

__________________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2025

SUPER MICRO COMPUTER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33383	77-0353939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
980 Rock Avenue, San Jose, California 95131
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (408) 503-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMCI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Indenture and Convertible Notes

On June 26, 2025, Super Micro Computer, Inc. (the “Company,” “we,” “us” or “our”) completed its previously announced sale of $2.3 billion in aggregate principal amount of 0.00% Convertible Senior Notes due 2030 (the “Convertible Notes”), including $300 million in aggregate principal amount of the Convertible Notes purchased pursuant to the exercise by the initial purchasers of the Convertible Notes (the “Initial Purchasers”) of the option (the “Notes Option”) to purchase additional Convertible Notes, in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Convertible Notes were issued under an indenture, dated as of June 26, 2025, (the “Indenture”) between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

The Company received net proceeds from the offering of approximately $2.26 billion, after deducting the Initial Purchasers’ discounts and commissions and the estimated offering expenses payable by the Company. The Company used approximately $182.2 million of the net proceeds to fund the cost of entering into the Capped Call Transactions described below. The Company used approximately $200.0 million of the net proceeds to repurchase approximately 4.9 million shares of its Common Stock, $0.001 par value per share (the “Common Stock”) from certain purchasers of the Convertible Notes concurrently with the pricing of the offering in privately negotiated transactions effected through one of the initial purchasers of the Convertible Notes or its affiliates, in each case, as the Company’s agent. The Company intends to use the remainder of the net proceeds from the offering for general corporate purposes, including to fund working capital for growth and business expansion.

The Convertible Notes will not bear regular interest, and the principal amount of the Convertible Notes will not accrete. Special interest and additional interest, if any, will accrue on the Convertible Notes in the circumstances and at the rates described in the Indenture. The Convertible Notes will be convertible into cash, shares of the Company’s Common Stock or a combination of cash and shares of the Company’s Common Stock, at the Company’s election, based on the applicable conversion rate at such time. The Convertible Notes will be senior, unsecured obligations of the Company and will be equal in right of payment with the Company’s existing and future senior, unsecured indebtedness (including the Company’s 2.25% convertible senior notes due 2028 and its 3.50% convertible senior notes due 2029), senior in right of payment to the Company’s future indebtedness that is expressly subordinated to the Convertible Notes and effectively subordinated to the Company’s future secured indebtedness, to the extent of the value of the collateral securing that indebtedness. The Convertible Notes will be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s subsidiaries.

Holders may convert their Convertible Notes at their option only in the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2025, if the last reported sale price per share of the Company’s Common Stock exceeds 130% of the conversion price for each of at least 20 trading days during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter; (2) during the five consecutive business days immediately after any five consecutive trading day period (such five consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of the Company’s Common Stock on such trading day and the conversion rate on such trading day; (3) upon the occurrence of certain corporate events or distributions on the Company’s Common Stock, as described in the Indenture; (4) if the Company calls such notes for redemption; and (5) at any time from, and including, December 17, 2029 until the close of business on the second scheduled trading day immediately before the maturity date.

The initial conversion rate is 18.1154 shares per $1,000 principal amount of Convertible Notes, which represents an initial conversion price of approximately $55.20 per share, and is subject to adjustment in accordance with the terms of the Indenture.

Subject to certain exceptions, holders may require the Company to repurchase, for cash, all or part of their Convertible Notes upon a “Fundamental Change” (as defined in the Indenture) at a price equal to the principal amount of the Convertible Notes being repurchased plus any accrued and unpaid special interest and additional interest, if any, up to, but excluding, the “Fundamental Change Repurchase Date” (as defined in the Indenture). In addition, upon a “Make-Whole Fundamental Change” (as defined in the Indenture) prior to the maturity date of the Convertible Notes (including with respect to any Convertible Notes called for redemption as described below and in the Indenture), the Company will, in some cases, increase the conversion rate for a holder that elects to convert its Convertible Notes in connection with such Make-Whole Fundamental Change. The Convertible Notes will be redeemable, in whole or in part (subject to the “partial redemption limitation” as described in the Indenture), at the Company’s option at any time, and from time to time, on or after June 15, 2028 and on or before the 20th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid special interest and additional interest, if any, but only if (i) the Convertible Notes are “freely tradable” (as defined in the Indenture), and all accrued and unpaid additional interest, if any, has been paid, as of the date the Company sends the related redemption notice; and (ii) the last reported sale price per share of the Common Stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends such redemption notice; and (2) the trading day immediately before the date the Company sends such notice. However, the Company may not redeem less than all of the outstanding Convertible Notes unless at least $100.0 million aggregate principal amount of Convertible Notes are outstanding and not called for redemption as of the time the Company sends the related redemption notice (the “Partial Redemption Notice”). The redemption price will be a cash amount equal to the principal amount of the Convertible Notes to be redeemed, plus accrued and unpaid special interest and additional interest, if any, to, but excluding, the redemption date. In addition, calling any Convertible Note for redemption will constitute a “Make-Whole Fundamental Change” with respect to that Convertible Note, in which case the conversion rate applicable to the conversion of that Convertible Note will be increased in certain circumstances if it is converted during a specified period after it is called for redemption.

The Indenture contains certain events of default after which the Convertible Notes may be due and payable immediately. Such events of default include, without limitation, the following: (1) a default in the payment when due (whether at maturity, upon redemption or repurchase upon fundamental change or otherwise) of the principal of, or the redemption price or fundamental change repurchase price for, any Convertible Note; (2) a default for 30 consecutive days in the payment when due of special interest or additional interest, if any, that has accrued on any Convertible Note; (3) the Company’s failure to deliver, when required by the Indenture, a fundamental change notice or other notices pursuant to the Indenture; (4) a default in the Company’s obligation to convert a Convertible Note in accordance with the Indenture upon the exercise of the conversion right with respect thereto, if such default is not cured within two business days after its occurrence; (5) a default in the Company’s obligations described in the Indenture with respect to consolidation, merger and sale of assets of the Company; (6) a default in any of the Company’s obligations or agreements under the Indenture or the Convertible Notes (other than a default set forth in the preceding (1), (2), (3), (4) or (5)) where such default is not cured or waived within 60 days after notice to the Company by the Trustee, or to the Company and the Trustee by holders of at least 25% of the aggregate principal amount of Convertible Notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “notice of default”; (7) a default by the Company or any of the Company’s subsidiaries with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least $100.0 million (or its foreign currency equivalent) in the aggregate of the Company or any of the Company’s subsidiaries, whether such indebtedness exists as of the date the Company first issues the Convertible Notes or is thereafter created, where such default: (x) constitutes a failure to pay the principal of such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case after the expiration of any applicable grace period; or (y) results in such indebtedness becoming or being declared due and payable before its stated maturity, in each case where such default is not cured or waived within 30 days after notice to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% of the aggregate principal amount of Convertible Notes then outstanding; and (8) certain events of bankruptcy, insolvency and reorganization with respect to the Company or any of the Company’s “significant subsidiaries”, as defined in the Indenture.

The foregoing description of the Indenture and Convertible Notes is qualified in its entirety by reference to the text of the Indenture and the Form of Convertible Note, copies of which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Capped Call Transactions

On June 23, 2025, in connection with the pricing of the Convertible Notes, the Company entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with each of Bank of Montreal, Barclays Bank PLC, BNP Paribas, Citibank, N.A., Crédit Agricole Corporate and Investment Bank, Royal Bank of Canada, Mizuho Markets Americas LLC and The Toronto-Dominion Bank (collectively, the “Capped Call Counterparties”). On June 24, 2025, in connection with the Initial Purchasers’ exercise of the Notes Option, the Company entered into additional capped call transactions with the Capped Call Counterparties (together with the Base Capped Call Transactions, the “Capped Call Transactions”). The Capped Call Transactions are expected generally to reduce potential dilution to holders of the Company’s Common Stock upon any conversion of the Convertible Notes and/or offset any potential cash payments the Company is required to make in excess of the principal amount of such converted Convertible Notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the Capped Call Transactions is initially $81.78 per share of Common Stock, representing a premium of 100% above the last reported sale price of $40.89 per share of Common Stock on June 23, 2025, and is subject to certain adjustments under the terms of the Capped Call Transactions.

The Capped Call Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our Common Stock and/or purchasing or selling our Common Stock or other securities of ours in secondary market transactions following the pricing of the Convertible Notes and prior to the maturity of the Convertible Notes (and are likely to do so during the observation period related to a conversion of the Convertible Notes or following any repurchase of the Convertible Notes by us to the extent it elects to unwind a corresponding portion of the Capped Call transactions in connection with such repurchase). This activity could also cause or avoid an increase or decrease in the market price of our Common Stock or the Convertible Notes, which could affect the holders’ ability to convert the Convertible Notes and, to the extent the activity occurs during any observation period related to a conversion of the Convertible Notes, it could affect the amount and value of the consideration that the holder will receive on conversion of such Convertible Notes.

The Capped Call Transactions are separate transactions entered into by the Company with the Capped Call Counterparties, are not part of the terms of the Convertible Notes, and will not affect any holder’s rights under the Convertible Notes. Holders of the Convertible Notes will not have any rights with respect to the Capped Call Transactions.

The form of the Capped Call Transaction confirmations (the “Capped Call Confirmation”) is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference. The foregoing description of the Capped Call Confirmation does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated herein by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 above is incorporated herein by reference into this Item 3.02. The Company offered and sold the Convertible Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Convertible Notes were resold by the Initial Purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Section 4(a)(2) and Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the purchase agreement dated June 23, 2025 by and among the Company and the representatives of the Initial Purchasers. The Convertible Notes and the shares of Common Stock issuable upon conversion of the Convertible Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. To the extent any shares of Common Stock are issued upon conversion of the Convertible Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of the Common Stock. Initially, a maximum of 56,248,340 shares of the Company’s Common Stock may be issued upon conversion of the Convertible Notes, based on the initial maximum conversion rate of 24.4558 shares of Common Stock per $1,000 principal amount of Convertible Notes, which is subject to customary anti-dilution adjustment provisions.

Item 8.01	Other Events

On June 23, 2025, the Company issued a press release announcing the pricing of its offering of the Convertible Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Neither this Current Report on Form 8-K nor the press release constitutes an offer to sell, or the solicitation of an offer to buy, the Convertible Notes or the shares of the Common Stock, if any, issuable upon conversion of the Convertible Notes.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated June 26, 2025 between Super Micro Computer, Inc. and U.S. Bank Trust Company, National Association, as trustee

4.2	Form of Note, between Super Micro Computer, Inc. and U.S. Bank Trust Company, National Association, as trustee (included within Exhibit 4.1)

10.1	Form of [Base][Additional]Capped Call Confirmation

99.1	Press release dated June 23, 2025

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER MICRO COMPUTER, INC.

Date: June 26, 2025	By:	/s/ Charles Liang
President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)